Exhibit 10.2
MEDICAL PROPERTIES TRUST, INC.
2007 MULTI-YEAR INCENTIVE PLAN
AWARD AGREEMENT
2007 MULTI-YEAR INCENTIVE PLAN AWARD AGREEMENT made as of date set forth on Schedule A hereto between Medical Properties Trust, Inc., a Maryland corporation (the “Company”), its subsidiary MPT Operating Partnership, L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and the party listed on Schedule A (the “Grantee”).
RECITALS
     1. The Grantee is a key employee of the Company or one of its Subsidiaries or affiliates and provides services to the Partnership.
     2. The Company has adopted the 2007 Multi-Year Incentive Plan (the “MIP”) pursuant to the Second Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan (the “2004 Plan”) to provide executive officers of the Company or its Subsidiaries and affiliates, including the Grantee, in connection with their employment with the long-term incentive compensation described in this Award Agreement (this “Agreement” or “Award Agreement”), and thereby provide additional incentive for them to promote the progress and success of the business of the Company and its Subsidiaries and affiliates, including the Partnership, while increasing the total return to the Company’s shareholders. The MIP consists of three separate components, all covered by this Agreement, designed collectively to reward the Grantee for his contribution to the Company’s past superior performance, in terms of both total return to shareholders and funds from operations, and to incentivize the Grantee to contribute to superior performance for the benefit of the Company’s shareholders over the next several years as follows: (i) a time-based restricted equity award (the “TBRE Award”); (ii) a core performance restricted equity award (the “CPRE Award”); and (iii) a superior performance restricted equity award (the “SPRE Award”).
     3. The MIP was adopted by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) pursuant to authority delegated to it by the Board as set forth in the Committee’s charter, including authority to make grants of equity interests in the Partnership which may, under certain circumstances, become exchangeable for shares of the Company’s Common Stock reserved for issuance under the 2004 Plan, or any successor equity plan (as any such plan may be amended, modified or supplemented from time to time, collectively the “Equity Plan”)). This Agreement evidences an award to the Grantee under the MIP (this “Award”), which is subject to the terms and conditions set forth herein.
     4. The Grantee was selected by the Committee to receive this Award as one of a select group of highly compensated or management employees who, through the effective execution of their assigned duties and responsibilities, are in a position to have a direct and measurable impact on the Company’s long-term financial results. Effective as of the grant date specified in Schedule A hereto, but conditional upon the execution of this Agreement, the

Committee awarded to the Grantee the number of LTIP Units (as defined herein) set forth in Schedule A .
          NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows:
     1. Administration. The MIP and all awards thereunder, including this Award, shall be administered by the Committee, which in the administration of the MIP shall have all the powers and authority it has in the administration of the Stock Plan, as set forth in the Equity Plan. The Committee may from time to time adopt any rules or procedures it deems necessary or desirable for the proper and efficient administration of the MIP, consistent with the terms hereof and of the Equity Plan.
     2. Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Equity Plan. In addition, as used herein:
     “Annual Base Price” means with regard to each Annual CPRE Performance Period, the Fair Market Value of one share of Common Stock as of the applicable Annual CPRE Vesting Date (or, if such day is not a trading day, the most recent trading day immediately preceding such day).
     “Annual CPRE Performance Period” means, with respect to the measurement of Total Return and whether Award LTIP Units granted as part of the CPRE Award shall vest pursuant to Section 4(b) hereof as of any particular Annual CPRE Vesting Date, the performance period that begins January 1 of that Vesting Year and ends on December 31 of that Vesting Year; provided, however, that the Annual CPRE Vesting Period ending on December 31, 2007 shall begin on the Effective Date and the Total Return hurdle for purposes of Section 4(b)(ii) shall be pro rated to 7.5% from 9%.
     “Annual CPRE Vesting Date” means each of December 31, 2007, 2008, 2009, 2010, 2011, 2012 and 2013.
     “Annual SPRE Vesting Date” means each of December 31, 2011, 2012 and 2013.
     “Annual TBRE Vesting Date” means each of December 31, 2007, 2008, 2009, 2010, 2011, 2012 and 2013.
     “Average Stock Price” means, as of any date, the average of the Fair Market Value of a share of Common Stock over the thirty (30) consecutive trading days immediately preceding such date.
     “Award LTIP Units” has the meaning set forth in Section 3.
     “Cause” for termination of the Grantee’s employment shall have the meaning set forth in the Grantee’s Service Agreement.
     “Change of Control” for purposes of this Award Agreement will be deemed to have taken place upon the occurrence of any of the following events: (i) any person, entity or affiliated group, excluding the Company or any employee benefit plan of the Company, acquiring more than 50% of the then outstanding voting shares of the Company, (ii) the consummation of any merger or consolidation of the Company into another company, such that the holders of the voting shares of the Company immediately prior to such merger or consolidation own less than 50% of the voting power of the securities of the surviving company or the parent of such surviving company, (iii) adoption of a plan for complete liquidation of the Company or the sale or disposition of all or substantially all of the Company’s or the Partnership’s assets, such that after the transaction, the holders of the voting shares of the Company immediately prior to the transaction own less than 50% of the voting securities of the acquiror or the parent of the acquiror or (iv) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.
     “Closing Price” of a security other than the Common Stock means the closing price per share of such security on the primary exchange or other quotation system on which the security is traded as determined by the Committee consistently with the definition of Fair Market Value.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Common Stock” means shares of common stock, par value $0.001 per share, of the Company either currently existing or authorized hereafter.
     “Continuous Service” means the continuous service to the Company or any Subsidiary or affiliate, without interruption or termination, in any capacity of employee, or, with the written consent of the Committee, consultant. Continuous Service shall not be considered interrupted in the case of (A) any approved leave of absence, (B) transfers among the Company and any Subsidiary or affiliate, or any successor, in any capacity of employee, or with the written consent of the Committee, consultant, or (C) any change in status as long as the individual remains in the service of the Company and any Subsidiary or affiliate in any capacity of employee or (if the Company specifically agrees in writing that the Continuous Service is not uninterrupted) a member of the Board or a consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
     “Cumulative SPRE Performance Period” means, with respect to the measurement of Total Return and whether Award LTIP Units granted as part of the SPRE Award shall vest pursuant to Section 4(c)(iv) hereof as of December 31, 2010, the performance period that begins on the Effective Date and ends on the Superior Performance Measurement Date.
     “Distribution Value” means, as of a particular date of determination, the aggregate amount of distributions paid on one Unit that was outstanding as of the Effective Date between the Effective Date and such date of determination, adjusted to take into account any distributions in the form of additional Units or other Partnership securities as provided in Section 9 hereof.
     “Effective Date” means March 1, 2007.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” means, as of any given date, the fair market value of a share of Common Stock as determined by the Committee using any reasonable method and in good faith (such determination will be made in a manner that satisfies Section 409A of the Code and in good-faith as required by Section 422(c)(1) of the Code); provided that (A) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on the exchange on such date on which a sale was reported; (B) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or a successor quotation system and has been designated as a National Market System (“NMS”) security, fair market value of a share Common Stock on any date shall be the closing sale price reported for such share on the system on such date on which a sale was reported; and (C) if the Common Stock is admitted to quotation on the NASDAQ but has not been designated as an NMS security, fair market value of a share of Common Stock on any such date shall be the average of the highest bid and lowest asked prices for such share of Common Stock on the system on such date on which both the bid and asked prices were reported.
     “Good Reason” for termination of the Grantee’s shall have the meaning set forth in the Grantee’s Service Agreement.
     “LTIP Units” means units of limited partnership interest of the Partnership designated as “LTIP Units” in the Partnership Agreement awarded under the MIP, having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption set forth in the Partnership Agreement.
     “MS REIT Index” means the Morgan Stanley REIT Index as published from time to time, provided that if the MS REIT Index ceases to exist or be published during the term of this Agreement and the Committee otherwise reasonably determines that it is no longer suitable for the purposes of this Agreement, then the Committee in its reasonable discretion shall select an a comparable index for purposes of making the Total Return comparison required by Section 4(c) hereof meaningful and consistent across the relevant measurement periods.
     “Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July ___, 2007, among Medical Properties Trust, LLC, a Delaware limited liability company and currently the sole general partner of the Partnership, the Company, as limited partner, and the other limited partners who are parties thereto, as amended from time to time.
     “50th Percentile” is defined in accordance with standard statistical methodology, such that for purposes of Section 4(c), if 50% of the REITs included in the MS REIT Index had a Total Return for the applicable measurement period equal to or worse than the Company’s Total Return for the same period, then the Company would be at the 50 th percentile. Notwithstanding the foregoing, the Committee may, upon consideration of the statistical distribution of the REITs included in the MS REIT Index within the full range of Total Return for the applicable measurement period, exercise its reasonable discretion to allow for vesting of LTIP Units granted as part of the SPRE Award under Section 4(c) on a basis other than a strict mathematical calculation of the 50th Percentile. By way of illustration, if for the period the Total Return of a number of REITs included in the MS REIT Index is clustered within a narrow range such that the effect of the precise calculation of percentiles is that vesting would not occur, the Committee could in its discretion conclude that vesting should nonetheless occur to the extent appropriate in light of all the circumstances, including the Company’s Total Return performance relative to the REITs included in the MS REIT Index taken as a whole.
     “Permanent Disability” shall have the meaning set forth in the Grantee’s Service Agreement.
     “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other entity or “group” (as defined in the Exchange Act).
     “Qualified Termination” means a termination of the Grantee’s employment (A) by the Company without Cause, (B) by the Grantee with Good Reason, or (C) as a result of the Grantee’s death or Permanent Disability.
     “Service Agreement” means, as of a particular date, any employment, consulting or similar service agreement then in effect between the Grantee, on the one hand, and the Company or one of its affiliates, on the other hand, as amended or supplemented through such date.
     “Total Return” means, with respect to a REIT included in the MS REIT Index or the Company, as applicable, the total percentage return per share achieved by the common shares of such REIT or the Company’s Common Stock, as applicable, assuming contemporaneous reinvestment in such common shares or Common Stock of all dividends and other distributions, in each case measured following the end of each Vesting Year for the applicable Annual CPRE Performance Period or the Cumulative SPRE Performance Period, as the case may be. The Total Return performance of the Company relative to the Total Return performance of the REITs included in the MS REIT Index will be determined using the Fair Market Value of the Common Stock and the Closing Price of the common shares of such REITs for the last trading day of the applicable period from the applicable Annual Base Price (or for the first CPRE Annual Performance Period or the Cumulative SPRE Performance Period from the Effective Date) and from the Closing Price for the common shares of each such REIT on the last trading day of the calendar year immediately preceding the applicable Annual CPRE Performance Period (or for the first CPRE Annual Performance Period or the Cumulative SPRE Performance Period, from the Effective Date).
     “Units” means Partnership Units (as defined in the Partnership Agreement) that are outstanding or are issuable upon the conversion, exercise, exchange or redemption of any securities of any kind convertible, exercisable, exchangeable or redeemable for Partnership Units.
     “Vesting Year” means each of (i) the period beginning on the Effective date and ending on December 31, 2007 and (ii) each calendar year in the six-year period beginning January 1, 2008 and ending December 31, 2013.

     3. Award of LTIP Units. On the terms and conditions set forth in this Agreement, as well as the terms and conditions of the Equity Plan, the Grantee is hereby granted this Award consisting of the number of LTIP Units set forth on Schedule A hereto, which is incorporated herein by reference (the “Award LTIP Units”), divided among the TBRE Award, the CPRE Award and the SPRE Award as provided in Schedule A. The Award LTIP Units have been issued to the Grantee and constitute and shall be treated as the property of the Grantee in accordance with the terms of this Agreement and the Partnership Agreement. Award LTIP Units will be: (A) subject to forfeiture to the extent provided in Section 4; and (B) subject to vesting as provided in Section 4 and Section 5 hereof.
     4. Vesting of Award LTIP Units.
(a) TBRE Award
     (i) Except as otherwise provided in Section 5 hereof, the Award LTIP Units granted as part of the TBRE Award shall become vested in the following amounts, provided that the Continuous Service of the Grantee continues through and on the applicable Annual TBRE Vesting Date or the accelerated vesting date provided in Section 5 hereof, as applicable.

	Number of Award LTIP Units
	in TBRE Award Becoming	Cumulative
Vesting Date	Vested	Percentage Vested
December 31, 2007	(14.286%)	14.286%

December 31, 2008	(14.286%)	28.572%

December 31, 2009	(14.286%)	42.858%

December 31, 2010	(14.286%)	57.144%

December 31, 2011	(14.286%)	71.430%

December 31, 2012	(14.285%)	85.715%

December 31, 2013	(14.285%)	100.000%
     (ii) There shall be no proportionate or partial vesting of Award LTIP Units granted as part of the TBRE Award in or during the months, days or periods prior to each Annual TBRE Vesting Date and, subject to Section 5 hereof, vesting of Award LTIP Units granted as part of the TBRE Award shall occur on the applicable Annual TBRE Vesting Date. Any Award LTIP Units granted as part of the TBRE Award that do not become vested pursuant to this Section 4(a) or Section 5 shall, without payment of any consideration by the Partnership, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Award LTIP Units.
(b) CPRE Award
     (i) The Grantee’s Award LTIP Units granted as part of the CPRE Award shall be eligible for vesting over a seven-year period, except as otherwise provided in Section 5 hereof, based on the Company’s performance in terms of Total Return for (or on a cumulative basis through, as applicable) each Annual CPRE Performance Period, with vesting occurring at the times, in the amounts and upon the conditions set forth in this Section 4(b), provided that the Continuous Service of the Grantee continues through and on the relevant Annual CPRE Vesting Date or the accelerated vesting date provided in Section 5 hereof, as applicable.
     (ii) As soon as practicable following the end of each Vesting Year, the Committee will determine (x) the Total Return of the Company for the applicable Annual CPRE Performance Period and (y) for Vesting Years after the first Vesting Year, the Total Return of the Company from the Effective Date through the applicable Annual CPRE Vesting Date on a cumulative basis, and then perform the following calculations with respect to the Award LTIP Units granted as part of the CPRE Award:
(A) if both (I) the Company’s Total Return for the applicable Annual CPRE Performance Period is below 9% (7.5% for the first Annual CPRE Performance Period) and (II) the Company’s Total Return from the Effective Date through the applicable Annual CPRE Vesting Date on a cumulative basis are below a simple 9% per year (7.5% for the first Annual CPRE Performance Period), then none of the Grantee’s Award LTIP Units granted as part of the CPRE Award will become vested as of the applicable Annual CPRE Vesting Date;
(B) if for the applicable Annual CPRE Performance Period the Company’s Total Return is 9% (7.5% for the first Annual CPRE Performance Period) or higher, then 14.286% of the Grantee’s Award LTIP Units granted as part of the CPRE Award will become vested as of the applicable Annual CPRE Vesting Date;
(C) if the Company’s Total Return from the Effective Date through the applicable Annual CPRE Vesting Date on a cumulative basis is equal to or greater than a simple 9% per year (7.5% for the first Annual CPRE Performance Period), then the sum of (I) 14.286% of the Grantee’s Award LTIP Units granted as part of the CPRE Award (but without duplication of the vesting percentage set forth in Section 4(b)(ii)(B)) and (II) any portion of the Grantee’s Award LTIP Units granted as part of the CPRE Award that failed to vest on prior Annual CPRE Vesting Dates will become vested as of the applicable Annual CPRE Vesting Date;
     (iii) For the avoidance of doubt, the intent of the foregoing clauses (A), (B) and (C) is to give the Grantee the benefit of a full carry-back and carry-forward feature if the minimum 9% per year (7.5% for the first Annual CPRE Performance Period) simple Total Return performance criterion is not achieved in any one Annual CPRE Performance Period, such that LTIP Units granted as part of the CPRE Award that failed to vest based on performance on an Annual CPRE Vesting Date may still become vested on a subsequent Annual CBRE Vesting Date upon the satisfaction of the performance criterion on a cumulative basis. If the cumulative performance criterion is satisfied, then any LTIP Units granted as part of the CPRE Award that failed to vest as of any of the prior Annual CPRE Vesting Dates shall become vested as of the later Annual CPRE Vesting Date.
     (iv) Any Award LTIP Units granted as part of the CPRE Award that do not become vested pursuant to this Section 4(b) or Section 5 shall, without payment of any consideration by the Partnership, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Award LTIP Units.
(c) SPRE Award
     (i) The Grantee’s Award LTIP Units granted as part of the SPRE Award shall be eligible for vesting over a seven-year period, except as otherwise provided in Section 5 hereof, based on a combination of (A) the Company’s performance over a four-year period in terms of increase in the Average Stock Price as provided in Sections 4(c)(ii), 4(c)(iii) and 4(c)(iv) and (B) the passage of time (three years) as provided in Sections 4(c)(v). Vesting will occur at the times, in the amounts and upon the conditions set forth in this Section 4(c), provided that the Continuous Service of the Grantee continues through and on the each Annual SPRE Vesting Date or the accelerated vesting date provided in Section 5 hereof, as applicable.
     (ii) If after January 1, 2009, but before December 31, 2010, the Average Stock Price is at or above $26.00 (subject to adjustment as provided in Section 9 hereof) on each trading day in a period of thirty (30) consecutive trading days, then 100.000% of the Award LTIP Units granted as part of the SPRE Award will be earned based on performance (subject to time vesting as provided in Section 4(c)(v)) as of the last trading day in such 30-trading day period.
     (iii) If as of December 31, 2010 the Award LTIP Units granted as part of the SPRE Award have not been earned based on performance pursuant to Section 4(c)(ii), as soon as practicable following December 31, 2010 the Company will calculate the Average Stock Price as of December 31, 2010 and the

LTIP Units granted as part of the SPRE Award will be earned based on performance (subject to time vesting as provided in Section 4(c)(v)) as follows:

Average Stock Price (Subject to adjustment as provided in Section 9 hereof )	Percentage Earned
Less than $20.00	0.000%

Equal to or greater than $20.00 and less than $22.00	33.334%

Equal to or greater than $22.00 and less than $24.00	58.334%

Equal to or greater than $24.00 and less than $26.00	75.000%

Equal to or greater than $26.00	100.000%
     (iv) Notwithstanding Section 4(c)(iii), if as of December 31, 2010 the Award LTIP Units granted as part of the SPRE Award have not been earned based on performance pursuant to Section 4(c)(ii) or Section 4(c)(iii), and the Average Stock Price is less than $20 (subject to adjustment as provided in Section 9 hereof), as soon as practicable following the Superior Performance Measurement Date:
(A) the Committee will determine the Total Return of the Company for the Cumulative SPRE Performance Period (from the Effective Date through December 31, 2010);
(B) the Committee will determine the Total Return of the REITs included in the MS REIT Index for the Cumulative SPRE Performance Period (from the Effective Date through December 31, 2010); and
(C) if the Company’s Total Return calculated pursuant to clause (A) above is at or above the 50th Percentile of the Total Return of the REITs included in the MS REIT Index calculated pursuant to clause (B) above, then 33.334% of the Award LTIP Units granted as part of the SPRE Award will be earned based on performance (subject to time vesting as provided in Section 4(c)(v)) as of December 31, 2010.
     (v) If any of the Award LTIP Units granted as part of the SPRE Award have been earned based on performance as provided in Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) (such LTIP Units, the “Earned SPRE Award”), then subject to Section 5 hereof, the Earned SPRE Award shall become vested in the following amounts, provided that the Continuous Service of the Grantee continues through and on the applicable Annual SPRE Vesting Date or the accelerated vesting date provided in Section 5 hereof, as applicable:

     (A) thirty-three and one-third percent (33.33%) of the Earned SPRE Award shall become vested on December 31, 2011;
     (B) an additional thirty-three and one-third percent (33.33%) of the Earned SPRE Award shall become vested on December 31, 2012; and
     (C) an additional thirty-three and one-fourth percent (33.34%) of the Earned SPRE Award shall become vested on December 31, 2013.
     (vi) Any Award LTIP Units granted as part of the CPRE Award that do not become vested pursuant to this Section 4(b) or Section 5 shall, without payment of any consideration by the Partnership, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Award LTIP Units.
5. Change of Control or Termination of Grantee’s Service Relationship.
          (a) If the Grantee is a party to a Service Agreement, the provisions of this Section 5 shall govern the vesting of the Grantee’s Award LTIP Units exclusively in the event of a Change of Control or termination of the Grantee’s service relationship with the Company or any Subsidiary or affiliate, unless the Service Agreement contains provisions that expressly refer to this Section 5 and provides that those provisions of the Service Agreement shall instead govern the vesting of the Grantee’s Award LTIP Units. The foregoing sentence will be deemed an amendment to any applicable Service Agreement to the extent required to apply its terms consistently with this Section 5, such that, by way of illustration, any provisions of the Service Agreement with respect to accelerated vesting or payout of the Grantee’s bonus or incentive compensation awards in the event of certain types of terminations of Grantee’s service relationship (such as, for example, termination at the end of the term, termination without Cause by the employer or termination for Good Reason by the employee) shall not be interpreted as requiring that any calculations set forth in Section 4 hereof be performed or vesting occur with respect to this Award other than as specifically provided in this Section 5. In the event an entity ceases to be a Subsidiary or affiliate of the Company, such action shall be deemed to be a termination of employment of all employees of that entity for purposes of this Agreement, provided that if vesting would not otherwise occur upon such deemed termination pursuant to this Agreement, the Committee, in its sole and absolute discretion, may make provision in such circumstances for accelerated vesting of some or all of the Grantee’s remaining unvested Award LTIP Units that have not previously been forfeited effective immediately prior to such event.
          (b) In the event of a Change of Control or Qualified Termination, then the Grantee shall become 100% vested in all unvested Award LTIP Units, included LTIP Units granted as part of the TBRE Award, the CPRE Award and the SPRE Award, automatically as of the date of, and immediately before, the Change of Control or Qualified Termination, regardless of the calculations provided or other conditions set forth in Section 4 hereof.

          (c) Notwithstanding the foregoing, in the event vesting pursuant to this Section 5 is determined to constitute “nonqualified deferred compensation” subject to Section 409A of the Code, then, to the extent the Grantee is a “specified employee” under Section 409A of the Code subject to the six-month delay thereunder, any such vesting or related payments to be made during the six-month period commencing on the Grantee’s “separation from service” (as defined in Section 409A of the Code) shall be delayed until the expiration of such six-month period.
          (d) In the event of a termination of employment or other cessation of the Grantee’s Continuous Service other than a Qualified Termination, effective as of the date of such termination or cessation all Award LTIP Units except for those that had previously become vested pursuant to Section 4 or Section 5 hereof shall automatically and immediately be forfeited by the Grantee and thereafter no further calculations pursuant to Section 4 hereof shall be performed with respect to the Grantee’s LTIP Units granted as part of the CPRE Award or the SPRE Award. Any such forfeited Award LTIP Units shall, without payment of any consideration by the Partnership, automatically and without notice be and become null and void, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such forfeited Award LTIP Units. If the Grantee’s employment with the Company or a Subsidiary or affiliate terminates as a result of his or her retirement, the Committee may, on a case-by-case basis and in its sole discretion, provide for partial or complete vesting prior to such retirement of all or a portion of his Award LTIP Units that have not previously been forfeited.
          (e) To the extent that the Grantee’s Service Agreement entitles the Grantee to receive severance payments or other similar benefit in case of a termination of the Grantee’s employment following a Change of Control or a similar event (“Change of Control Benefits”), then for purposes of calculating the Grantee’s entitlement to such Change of Control Benefits, Award LTIP Units shall be included as part of the Grantee’s bonus amount, or any other similar term used in the Grantee’s Service Agreement, in the year of vesting only if and to the extent specifically provided in such Service Agreement. If included, the value of Award LTIP Units for purposes of determining such bonus amount shall be calculated by multiplying the Fair Market Value of a share of the Company’s Common Stock at the time of vesting by the number of Award LTIP Units that became vested.
          (f) To the extent that Schedule A provides for amounts or schedules of vesting that conflict with the provisions of this Section 5, the provisions of Schedule A will be controlling and determinative.
     6. Payments by Award Recipients. No amount shall be payable to the Company or the Partnership by the Grantee at any time in respect of Award LTIP Units.
     7. Distributions.

          (a) The Grantee shall be entitled to receive distributions with respect to the Award LTIP Units to the extent provided for in the Partnership Agreement, as modified hereby, if applicable.
          (b) The Distribution Participation Date (as defined in the Partnership Agreement) with respect to LTIP Units granted as part of the TBRE Award and the CPRE Award shall be the Effective Date and such LTIP Units shall be entitled to the full distribution payable on Units outstanding as of the record dates for the first and second 2007 quarterly distributions even though they were not outstanding for the whole period.
          (c) The Distribution Participation Date (as defined in the Partnership Agreement) with respect to LTIP Units granted as part of the SPRE Award shall be the Effective Date, provided, however, that until the earlier of (i) the date on which such LTIP Units have been earned based on performance as provided in Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof or (ii) the date on which such LTIP Units have become fully vested upon a Change of Control or Qualified termination as provided in Section 5 hereof, such LTIP Units shall only be entitled to per Unit distributions equal to 20 % of the per Units distributions payable on LTIP Units awarded as part of the TBRE Award. The Earned SPRE Award shall be entitled to the full distribution payable on Units outstanding as of the record dates for the quarterly distribution next following the date on which they are earned based on performance as provided in Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof such Participation Date even though they may not have been outstanding for the whole period.
          (d) To the extent that any LTIP Units are not issued until a date after the applicable Participation Date, an amount equal to the Distribution Value attributable to such LTIP Units (calculated as provided in Section 7(b) or Section 7(c), as applicable, shall be paid to the Grantee in cash promptly following the date of such issuance.
          (e) All distributions paid with respect to Award LTIP Units, including amounts paid on account of the Distribution Value, if any, shall be fully vested and non-forfeitable when paid, whether or not the underlying Award LTIP Units have been earned based on performance or have become vested based on the passage of time.
     8. Restrictions on Transfer. None of the Award LTIP Units shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action a “Transfer”), or redeemed in accordance with the Partnership Agreement (a) prior to vesting, (b) for a period of two (2) years beginning on the Effective Date other than in connection with a Change of Control, and (c) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”)), and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement; provided that, upon the approval of, and subject to the terms and conditions specified by, the Committee, unvested Award LTIP Units that have been held for a period of at least two (2) years may be Transferred to (i) the parents, siblings, spouse, children or grandchildren of the Grantee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of the Grantee and such Immediate Family Members, (iii) a partnership in which the Grantee and such Immediate Family Members are the only partners, or (iv) one or more entities in which the Grantee has a 10% or greater equity interest, provided that the Transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent transfers of unvested Award LTIP Units shall be prohibited except those in accordance with this Section 8. In connection with any Transfer of Award LTIP Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units not in accordance with the terms and conditions of this Section 8 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any LTIP Units. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
     9. Changes in Capital Structure. Without duplication with the provisions of Section 12.3 of the 2004 Plan, if (a) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or other fundamental transaction similar thereto, (b) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital structure of the Company shall occur, (c) any extraordinary dividend or other distribution to holders of shares of Common Stock or Units other than regular cash dividends shall be made, or (d) any other event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of appropriate equitable adjustment in the terms of this Award, the MIP or the LTIP Units, then the Committee shall take such action as it deems necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Award, the MIP and the terms of the LTIP Units prior to such event, including, without limitation: (i) adjustments in the Award LTIP Units, Distribution Value, Total Return or other pertinent terms of this Award; and (ii) substitution of other awards under the Equity Plan or otherwise. The Grantee shall have the right to vote the Award LTIP Units if and when voting is allowed under the Partnership Agreement, regardless of whether vesting has occurred.
     10. Miscellaneous.
          (a) Amendments; Modifications. This Agreement may be amended or modified only with the consent of the Company and the Partnership acting through the Committee; provided that any such amendment or modification materially and adversely affecting the rights of the Grantee hereunder must be consented to by the Grantee to be effective as against him; and provided, further, that the Grantee acknowledges that the 2004 Plan may be amended or discontinued in accordance with its terms and that this Agreement may be amended or canceled by the Committee, on behalf of the Company and the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall impair the Grantee’s rights under this Agreement without the Grantee’s written consent. Notwithstanding the foregoing, this Agreement may be amended in writing signed only by the Company to correct any errors or ambiguities in this Agreement and/or to make such changes that do not materially adversely affect the Grantee’s rights hereunder. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. This grant shall in no way affect the Grantee’s participation or benefits under any other plan or benefit program maintained or provided by the Company.
          (b) Incorporation of Equity Plan; Committee Determinations. The provisions of the Equity Plan are hereby incorporated by reference as if set forth herein. In the event of a conflict between this Agreement and the Equity Plan, this Agreement shall be controlling and determinative. The Committee will make the determinations and certifications required by this Award as promptly as reasonably practicable following the occurrence of the event or events necessitating such determinations or certifications.
          (c) Status as a Partner. As of the grant date set forth on Schedule A, the Grantee shall be admitted as a partner of the Partnership with beneficial ownership of the number of Award LTIP Units issued to the Grantee as of such date pursuant to Section 3 hereof by: (A) signing and delivering to the Partnership a copy of this Agreement; and (B) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A). The Partnership Agreement shall be amended from time to time as applicable to reflect the issuance to the Grantee of Award LTIP Units pursuant to Section 3 hereof, if any, whereupon the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units then held by the Grantee, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein and in the Partnership Agreement.
          (d) Status of LTIP Units under the 2004 Plan. Insofar as the LTIP has been established as an incentive program of the Company and the Partnership, the Award LTIP Units are both issued as equity securities of the Partnership and granted as “OTHER STOCK-BASED awards” under the 2004 Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue shares of Common Stock in exchange for Units into which Award LTIP Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such shares of Common Stock, if issued, will be issued under the Equity Plan. The Grantee must be eligible to receive the Award LTIP Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Grantee acknowledges that the Grantee will have no right to approve or disapprove such determination by the Committee.
          (e) Legend. The records of the Partnership evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Equity Plan and in the Partnership Agreement.
          (f) Compliance With Securities Laws. The Partnership and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no LTIP Units will become vested or be issued at a time that such vesting or issuance would result in a violation of any such laws.
          (g) Investment Representations; Registration. The Grantee hereby makes the covenants, representations and warranties and set forth on Exhibit B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee. The Partnership will have no obligation to register under the Securities Act any LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of LTIP Units. The Grantee agrees that any resale of the shares of Common Stock received upon the exchange of Units into which LTIP Units may be converted shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).
          (h) Section 83(b) Election. In connection with each separate issuance of LTIP Units under this Award pursuant to Section 3 hereof the Grantee hereby agrees to make an election to include in gross income in the year of transfer the applicable Award LTIP Units pursuant to Section 83(b) of the Code substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.
          (i) Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.
          (j) Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of State of Delaware, without giving effect to the principles of conflict of laws of such state.
          (k) No Obligation to Continue Position as an Employee, Consultant or Advisor. Neither the Company nor any affiliate is obligated by or as a result of this Agreement to continue to have the Grantee as an employee, consultant or advisor and this Agreement shall not interfere in any way with the right of the Company or any affiliate to terminate the Grantee’s service relationship at any time.
          (l) Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company at its principal place of business and any notice to be given the Grantee shall be addressed to the Grantee at the Grantee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Grantee may hereafter designate in writing to the other.

          (m) Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to this Award, the Grantee will pay to the Company or, if appropriate, any of its affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.
          (n) Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
          (o) Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
          (p) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and the Partnership, on the one hand, and any successors to the Grantee, on the other hand, by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Grantee.
          (q) 409A. This Agreement shall be construed, administered and interpreted in accordance with a good faith interpretation of Section 409A of the Code. Any provision of this Agreement that is inconsistent with Section 409A of the Code, or that may result in penalties under Section 409A of the Code, shall be amended, in consultation with the Grantee and with the reasonable cooperation of the Grantee and the Company, in the least restrictive manner necessary to (i) exclude the Award LTIP Units from the definition of “deferred compensation” within the meaning of such Section 409A or (ii) comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions, in each case without diminution in the value of the benefits granted hereby to the Grantee.
          (r) Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.
[signature page follows]

     IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed as of the       day of                     , 2007.

MEDICAL PROPERTIES TRUST, INC.
By:
Name:
Title:

MPT OPERATING PARTNERSHIP, L.P.
By:	Medical Properties Trust, LLC,
its general partner

By:
Name:
Title:

GRANTEE

Name:

EXHIBIT A
FORM OF LIMITED PARTNER SIGNATURE PAGE
     The Grantee, desiring to become one of the within named Limited Partners of MPT Operating Partnership, L.P., hereby accepts all of the terms and conditions of (including, without limitation, the provisions related to powers of attorney), and becomes a party to, the Second Amended and restated Agreement of Limited Partnership, dated as of July ___, 2007, of MPT Operating Partnership, L.P., as amended (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement and further agrees as follows (where the term “Limited Partner” refers to the Grantee:
1.	The Limited Partner hereby confirms that it has reviewed the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of Partnership Units.

2.	The Limited Partner hereby confirms that it is acquiring the Partnership Units for its own account as principal, for investment and not with a view to resale or distribution, and that the Partnership Units may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the Partnership (which it has no obligation to file) or that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Partnership Units as to which evidence of such registration or exemption from registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration. If the General Partner delivers to the Limited Partner shares of common stock of the Medical Properties Trust, Inc. (“Common Shares”) upon redemption of any Partnership Units, the Common Shares will be acquired for the Limited Partner’s own account as principal, for investment and not with a view to resale or distribution, and the Common Shares may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the General Partner with respect to such Common Shares (which it has no obligation under the Partnership Agreement to file) or that is exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Common Shares as to which evidence of such registration or exemption from such registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration.

3.	The Limited Partner hereby affirms that it has appointed the General Partner, any liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with the Partnership Agreement. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.

4.	(a) The Limited Partner hereby irrevocably consents in advance to any amendment to the Partnership Agreement, as may be recommended by the General Partner, intended to avoid the Partnership being treated as a publicly-traded partnership within the meaning of Section 7704 of the Internal Revenue Code, including, without limitation, (x) any amendment to the provisions of Section 8.04 (Redemption Right) of the Partnership Agreement intended to increase the waiting period between the delivery of a notice of redemption and the redemption date to up to sixty (60) days or (y) any other amendment to the Partnership Agreement intended to make the redemption and transfer provisions, with respect to certain redemptions and transfers, more similar to the provisions described in Treasury Regulations Section 1.7704-1(f).

(b) The Limited Partner hereby appoints the General Partner, any liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute and deliver any amendment referred to in the foregoing paragraph 4(a) on the Limited Partner’s behalf. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.

5.	The Limited Partner agrees that it will not transfer any interest in the Partnership Units (x) through (i) a national, non-U.S., regional, local or other securities exchange, (ii) PORTAL or (iii) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (y) to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Partnership or (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Partnership and stands ready to effect transactions at the quoted prices for itself or on behalf of others.

6.	The Limited Partner acknowledges that the General Partner shall be a third party beneficiary of the representations, covenants and agreements set forth in Sections 4 and 5 hereof. The Limited Partner agrees that it will transfer, whether by assignment or otherwise, Partnership Units only to the General Partner or to transferees that provide the Partnership and the General Partner with the representations and covenants set forth in Sections 4 and 5 hereof.

Signature Line for Limited Partner:

Name:

Date:	, 2007

Address of Limited Partner:

EXHIBIT B
GRANTEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES
     The Grantee hereby represents, warrants and covenants as follows:
          (a) The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):
          (i) The Company’s latest Annual Report to Stockholders;
          (ii) The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders;
          (iii) The Company’s Report on Form 10-K for the year most recently ended;
          (iv) The Company’s Form 10-Q, if any, for the most recently ended quarter filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;
          (v) Each of the Company’s Current Report(s) on Form 8-K, if any, filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;
          (vi) The Partnership Agreement;
          (vii) The 2004 Plan; and
          (viii) The Company’s Articles of Incorporation, as amended.
          The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Grantee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.
          (b) The Grantee hereby represents and warrants that
          (i) The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him with respect to the grant to him of LTIP Units, the potential conversion of LTIP Units into common units of limited partnership of the Partnership (“Common Units”) and the potential redemption of such Common Units for shares the Company’s common stock (“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.
          (ii) The Grantee understands that (A) the Grantee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of the award of LTIP Units may become subject, to his particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept the award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee. The Grantee confirms that all documents, records, and books pertaining to his receipt of LTIP Units which were requested by the Grantee have been made available or delivered to the Grantee. The Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Partnership or the Company.
          (iii) The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the LTIP Units, the Equity Plan, the agreement of limited partnership of the Partnership, the articles of organization of the Company, as amended, and the Award Agreement) at all times to sell or otherwise dispose of all or any part of his LTIP Units, Common Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.

          (iv) The Grantee acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such LTIP Units or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for REIT Shares, the Company may issue such REIT Shares under the Equity Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Grantee is eligible to receive such REIT Shares under the Equity Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares. The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement or this Agreement, the Grantee may have to bear the economic risk of his ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.
          (v) The Grantee has determined that the LTIP Units are a suitable investment for the Grantee.
          (vi) No representations or warranties have been made to the Grantee by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Grantee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in paragraph (b) above.
          (c) So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

          (d) The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Grantee agrees to file the election (or to permit the Company to file such election on the Grantee’s behalf) within thirty (30) days after the award of the LTIP Units hereunder with the IRS Service Center at which such Grantee files his personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which LTIP Units are issued or awarded to the Grantee.
          (e) The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

EXHIBIT C
ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF
TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)
OF THE INTERNAL REVENUE CODE
     The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
1.	The name, address and taxpayer ID number of the undersigned are:

Name: (the “Taxpayer”)

Address:

Social Security No./Taxpayer Identification No.:

2.	Description of property with respect to which the election is being made:

The election is being made with respect to LTIP Units in MPT Operating Partnership, L.P. (the “Partnership”).

3.	The date on which the LTIP Units were transferred is , 2007. The taxable year to which this election relates is calendar year 2007.

4.	Nature of restrictions to which the LTIP Units are subject:
(a)	With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

(b)	The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.
5.	The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was: (i) $0 per LTIP Unit.

6.	The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.

7.	A copy of this statement has been furnished to the Partnership and Medical Properties Trust, Inc.
     Dated:                     , 2007

Name:

SCHEDULE TO EXHIBIT C
Vesting Provisions of LTIP Units
     The LTIP Units are subject to time —based and performance-based vesting as follows:
1.	LTIP Units are subject to time-based vesting over a seven-year period (or earlier in certain circumstances) (14.285% per year) based only on continuous service.

2.	LTIP Units are subject to performance-based vesting over a seven-year period (assuming continuous service). Performance-based vesting will be from 0-100% based on Medical Properties Trust, Inc.’s (the “Company”) per-share total return to holders of the Company’s common stock (the “Total Return”) for the period from March 1, 2007 to December 31, 2013 (or earlier in certain circumstances) exceeding a simple annual Total Return of 9%, including a carry-back and carry-forward feature over the entire seven-year period.

3.	LTIP Units are subject to a combination of performance-based and time-based vesting over a combined seven-year period (assuming continuous service) as follows:
(i) Performance-based vesting will be from 0-100% based on the trading price of the Company’s common stock reaching specified levels between $20 per share and $26 per share over the period from March 1, 2007 to December 31, 2010 (or earlier in certain circumstances). However, if at the end of the four-year performance period (or earlier in certain circumstances) the price of the Company’s common stock is below $20 per share, but the Company’s Total Return over the period on a cumulative basis is at or above the 50th percentile for all REITs included in the Morgan Stanley REIT Index, then one third of such LTIP Units will vest based on performance.
(ii) Time-based vesting of any LTIP Units that have become vested based on performance as provided in clause (i) above will occur over a three-year period (or earlier in certain circumstances) based only on continuous service as follows: one third on each of December 31, 2011, 2012 and 2013.
     The above vesting is conditioned upon the Taxpayer remaining an employee of the Company or an affiliate through the applicable vesting dates, and subject to acceleration in the event of a change of control of the Company or termination of the Taxpayer’s service relationship with the Company under specified circumstances.

Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on the applicable criterion.

SCHEDULE A TO 2007 LTIP AWARD AGREEMENT

Date of Award Agreement:

Name of Grantee:

Total of LTIP Units Subject to Grant (X+Y+Z):

X. TBRE Award:

Y. CPRE Award:

Z. SPRE Award:

Grant Date:
Initials of Company representative:
Initials of Grantee: